UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

NATIONAL GENERAL HOLDINGS CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.
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	(1)	Title of each class of securities to which transaction applies:
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Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of National General Holdings Corp. (the “Company”) by The Allstate Corporation (“Parent”). In connection with the Merger, the Company plans to file with the Securities and Exchange Commission and furnish its stockholders a proxy statement. Additionally, the Company will file other relevant materials with the Securities and Exchange Commission in connection with the proposed transaction.

The materials to be filed by the Company with the Securities and Exchange Commission may be obtained free of charge at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, stockholders also may obtain free copies of the proxy statement, when available, from the Company by contacting National General Holdings Corp. Investor Relations at 59 Maiden Lane, 38th Floor New York, New York 10038, telephone number (212) 380-9462 or InvestorRelations@ngic.com. INVESTORS AND STOCKHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER AND THE PARTIES TO THE MERGER.

Participants in the Solicitation

The Company and its directors, executive officers and other members of management and employees, under the Securities and Exchange Commission rules, may be deemed to be participants in the solicitation of proxies of the Company’s stockholders in connection with the proposed Merger. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of the Company’s executive officers and directors in the solicitation by reading the Company’s proxy statement for its 2020 annual meeting of stockholders and the proxy statement and other relevant materials which may be filed with the Securities and Exchange Commission in connection with the Merger when and if they become available. Information concerning the interests of the Company’s participants in the solicitation, which may, in some cases, be different than those of the Company’s stockholders generally, will be set forth in the proxy statement relating to the merger when and if it becomes available. Additional information regarding the Company’s executive officers and directors in the solicitation is available by reading the Company’s proxy statement for its 2020 annual meeting of stockholders.

Forward Looking Statements

This communication contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, the possibility that competing offers will be made, the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the potential effect of changes in LIBOR reporting practices, the effects of pandemics or other widespread health problems such as the ongoing COVID-19 pandemic on our business, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, the effect of unpredictable catastrophic losses, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with third party vendors or agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this communication are made only as of the date of this communication. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

This filing consists of: (a) message to employees and (b) message to independent agents.

NGHC Employee Email

SUBJECT: Important Announcement from our Chief Executive Officer

Dear NatGen Family,

I am extremely happy to share an exciting announcement about the future of our company. National General Holdings Corp. entered into an agreement with Allstate, whereby Allstate will acquire National General Holdings Corp.

The deal, the largest of Allstate’s acquisitions to date, is expected to close in the first quarter of 2021 and is a direct reflection of your hard work, your innovative spirit, and your industry expertise.

I know from my own experience that times of unexpected change may stir up mixed emotions, and I want to assure you of why your contributions matter to this acquisition going forward and try to dispel any anxiety that you may feel.

Allstate took notice of all of the amazing things National General does and the scale and infrastructure we have built. They are impressed by our tremendous success in both the independent agent and direct to consumer distribution channels. They appreciate our wide breadth of services from non-standard to preferred, accident and health to lender-placed insurance, and the tech infrastructure that supports and transforms the entirety of our business. They applaud the efficiency of our domestic and international operations, customer service and claims. They recognize the value of our entrepreneurial culture and how we’ve been able to quickly and successfully grow through organic avenues and through strategic acquisitions.

As a result, all of you have been able to build a very strong engine to which Allstate will provide fuel.

Allstate’s main premise for this transaction is to leverage National General to become a powerhouse within the independent agency channel. However, they remain extremely excited about all of National General’s distribution channel’s product lines and businesses. Therefore, we are expected to operate as a free-standing organization within Allstate under our current leadership. Allstate is committed to the product lines we offer and the business lines those products support. They expect to leverage our entire team and business to add value to their much larger organization.

I recognize you will have many questions about this announcement, how it will impact you now, and what happens next. As with any transaction like this, it will take time, so until the deal closes—from how we engage with our customers, policyholders, and partners to how we support one another—we will continue to stay focused and do the great work that got us to this important milestone.

This is a great day for National General and for you. I will continue to share new information with you as things unfold.

Here’s to the future,

Barry

NGHC Email Communication to Independent Agents

National General Holdings Corp. to be Acquired By Allstate

On July 7, 2020, Allstate announced their intent to acquire National General Holdings Corp. The deal is the largest of Allstate’s acquisitions to date and will make the combined entity the fifth- largest carrier in the independent agency market. Like National General, Allstate has a record of making acquisitions that complement their strategic objectives and drive growth.

Through this acquisition, we expect the combined entity will leverage National General’s leading technology platform for the independent agency and broker channels. The acquisition will capitalize on the best that each organization brings to the market to drive scale through widened product offerings and distribution channels for both P&C and A&H markets.

Additionally, upon close, Allstate intends for National General’s leadership to oversee the integration of Encompass into National General. Together, we will build products that will enable Allstate to convert existing AIA relationships to National General.

By leveraging best in class capabilities from each organization, we strive to provide agents and brokers with a leading carrier capable of writing non-standard auto to packaged auto and home to accident and health.

This is an exciting time for National General, with the deal expected to close in the first quarter of 2021. Until then, we will continue to operate and engage with you as we have, and you can expect the same service experience and focus that got us to this important milestone in our company’s history.

We will continue to share new information with you as things unfold, and we look forward to our continued combined successes.